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IDEPENDENT AUDITORS' CONSENT


Merrill Lynch Colorado Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:

We consent to the use in Post-Efective Amendment No.5 to Registration Statement No 33-50051 of our report dated September 5, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey
October 28, 1997